UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(Address of principal executive offices, including Zip Code)

(678) 580-5661
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on November 1, 2016, Meridian Waste Solutions, Inc. (the “Company”) entered into those certain Director Agreements (the “Director Agreements”) with Thomas J. Cowee, Jackson W. Davis, Jr. and Joseph F. Ardagna, (each referred to hereinafter as a “Director”, and collectively, the “Directors”), respectively, in connection with their respective appointments to the Board of Directors of the Company (the “Board”). On April 9, 2018, the Compensation Committee of the Board recommended that the Board approve modifications to the Director Agreements to increase each of the Directors compensation for serving as a Director to $3,000 per month (from $2,000 per month), while eliminating the cash fee for attending telephonic meetings of the Board (the “Agreement Modifications”). On April 9, 2018, the Board approved the Agreement Modifications. The Company will be entering into amendments to the Director Agreements with the Directors to reflect the Agreement Modifications (the “First Amendment to Director Agreement”).

The above description of the First Amendment to Director Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, a form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Form of First Amendment to Director Agreement*

 *filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2018

MERIDIAN WASTE SOLUTIONS, INC.

By:	/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Chief Executive Officer

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